Independent Auditors' Consent

We consent to the inclusion of our report dated February 29, 2000, with respect to the balance sheet of U.S. Communications, Inc., as of December 31, 1999, and the related statements of income and retained earnings and cash flows for the year then ended, which report appears in the Form 8-K of Arguss Communications, Inc. dated June 9, 2000.

/s/ REDW LLC
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REDW LLC (formerly Rogoff Erickson Diamond & Walker, LLP)



Albuquerque, New Mexico
June 6, 2000